CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements on Form S-8 of The Interpublic Group of Companies, Inc. ("IPG" or the "Company"), of our report dated March 13, 1998, included in this Current Report on Form 8-K, with respect to the consolidated financial statements of Hill, Holliday, Connors, Cosmopulos, Inc. for the twelve-month period ended December 31, 1997 (not separately presented herein), which statements are included in the supplemental consolidated financial statements of IPG,: Registration Statements No. 2-79071; No. 2-43811; No. 2-56269; No. 2-61346; No. 2-64338; No. 2-67560; No. 2-72093; No. 2-88165; No.
2-90878; No. 2-97440 and No. 33-28143, relating variously to the Stock Option Plan (1971), the Stock Option Plan (1981), the Stock Option Plan
(1988) and the Achievement Stock Award Plan, of the Company; Registration Statements No. 2-53544; No. 2-91564; No. 2-98324; No. 33-22008; No. 33-
64062 and No. 33-61371, relating variously to the Employee Stock Purchase Plan (1975), the Employee Stock Purchase Plan (1985) and the Employee Stock Purchase Plan, of the Company (1995); Registration Statements No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan, of the Company; Registration Statements No. 33-5352; No. 33-21605; No. 333-4747 and No. 333-23603 relating to the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan, of the Company; Registration Statements No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan, of the Company; Registration Statement No. 333-28029 relating to The Interpublic Outside Directors' Stock Incentive Plan, of the Company; and Registration Statement No. 33-42675 relating to the 1997 Performance Incentive Plan, of the Company.

We also consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-42243 and No. 333-45569) of IPG of our report dated March 13, 1998, included in this Current Report on Form 8-K, with respect to the consolidated financial statements of Hill, Holliday, Connors, Cosmopulos, Inc., for the twelve-month period ended December 31, 1997 (not separately included herein), which statements are included in the supplemental consolidated financial statements of IPG.


/s/ BY: ERNST & YOUNG LLP
        Ernst & Young LLP
        Boston, Massachusetts
        July 1, 1998